UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2013

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33021

South Carolina	57-1126200
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1111 W. Poinsett Street

Greer, South Carolina 29650

(Address of principal executive offices, including zip code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Because the Federal Deposit Insurance Corporation (“FDIC”) and the South Carolina Board of Financial Institutions (“SCFI”) terminated the Consent Order (as defined below) as of March 20, 2013, the FDIC and SCFI placed Greer State Bank (the “Bank”) under a Memorandum of Understanding (“MOU”), which became effective on January 31, 2013.  The MOU is based on the findings of the FDIC during their on-site examination of the Bank as of October 15, 2012.  The MOU is a step down in corrective action requirements as compared to the Consent Order, which is described in more detail in Item 1.02 below, which description is incorporated herein by reference.  The MOU requires the Bank, among other things, to (i) prepare and submit annual, comprehensive budgets; (ii) maintain a minimum 8% Tier one leverage capital ratio and a minimum 10% Total Risk based capital ratio; (iii) take various specified actions to continue to reduce classified assets; (iv) obtain the written consent of its supervisory authorities prior to paying any cash dividends; and (v) submit periodic reports to the FDIC regarding various aspects of the foregoing actions.  The minimum capital ratios established by the FDIC in the MOU are higher than the minimum and well-capitalized ratios generally applicable to all banks.  However, the Bank will be deemed “well-capitalized” as long as it maintains its capital over the above noted required capital levels.  As of the date of this report, the Bank’s capital exceeded the levels required by the MOU.  The foregoing summary of the provisions of the MOU is qualified in its entirety by reference to the text of the MOU, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On March 25, 2013 Greer Bancshares Incorporated (the “Company”), parent company of the Bank, issued a press release announcing that the Consent Order jointly issued by the FDIC and the SCFI against the Bank on March 1, 2011 (the “Consent Order”) was terminated effective March 20, 2013.  The Consent Order required the Bank to take specific steps regarding, among other things, its management, capital levels, asset quality, lending practices, liquidity and profitability in order to improve the safety and soundness of the Bank’s operations, each as described and set forth in the Consent Order.  The FDIC and the SCFI terminated the Consent Order, and replaced it with the MOU, as a result of the steps the Bank took in complying with the Consent Order and the Bank’s improvement with regard to these matters.  A copy of the press release announcing the termination of the Consent Order is attached as Exhibit 99.1 hereto.  The text of the Consent Order was filed as Exhibit 10.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2011, and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the full text of the Consent Order.  The information set forth above in Item 1.01 is incorporated in this Item 1.02 by reference.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed as part of this report:

Exhibit

Number

Description

10.1

Memorandum of Understanding, dated January 31, 2013, by and among Greer State Bank, the Federal Deposit Insurance Corporation and the South Carolina Board of Financial Institutions

99.1

Press Release dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greer Bancshares Incorporated

Date: March 25, 2013	By:	/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

Description

10.1

Memorandum of Understanding, dated January 31, 2013, by and among Greer State Bank, the Federal Deposit Insurance Corporation and the South Carolina Board of Financial Institutions

99.1

Press Release dated March 25, 2013.